EXHIBIT 21

WASHINGTON MUTUAL, INC. DIRECT AND INDIRECT SUBSIDIARIES

Company Name	Jurisdiction of Formation
110 East 42nd Operating Company, Inc.	Delaware
620-622 Pellhamdale Avenue Owners Corporation	New York
Accord Realty Management Corporation	New York
ACD2	California
ACD3	California
ACD4	California
Ahmanson Developments, Inc.	California
Ahmanson GGC LLC	California
Ahmanson Insurance, Inc.	California
Ahmanson Land Company	California
Ahmanson Marketing, Inc.	California
Ahmanson Obligation Company	California
Ahmanson Residential 2	California
Ahmanson Residential Development	California
Bryant Financial Corporation	California
California Reconveyance Company	California
CCB Capital Trust IV	Delaware
CCB Capital Trust IX	Delaware
CCB Capital Trust V	Delaware
CCB Capital Trust VI	Delaware
CCB Capital Trust VII	Delaware
CCB Capital Trust VIII	Delaware
Clayton Blackbear, Inc.	New York
Commercial Loan Partners L.P.	Nevada
CRP Properties, Inc.	California
Dime Capital Partners, Inc.	New Jersey
Dime Commercial Corp.	New York
Dime CRE, Inc.	New York
Dime Mortgage of New Jersey, Inc.	New York
ECP Properties, Inc.	Texas
The E-F Battery Accord Corporation	New York
F.C. LTD.	New York
FA California Aircraft Holding Corporation	California
FA Out-of-State Holdings, Inc.	California
Flower Street Corporation	California
Great Western FS Corporation	Virgin Islands
Great Western Service Corporation Two	California
H.F. Ahmanson & Company	Nevada
H.S. Loan Corporation	California
Harmony Agency, Inc.	New York
HCP Properties Holdings, Inc.	Delaware
HCP Properties, Inc.	California
HFC Capital Trust I	Delaware
HHP Investment, LLC	Delaware
HMP Properties, Inc.	Utah
Home Crest Insurance Services, Inc.	California
HS Loan Partners LLC	California
Irvine Corporate Center, Inc.	California
Ladue Service Corporation	Missouri
Long Beach Securities Corp.	Delaware
Marion Insurance Company, Inc.	Vermont
Marion Street, Inc.	Washington
Mid Country Inc.	New York
Murphy Favre Housing Managers, Inc.	Washington
Murphy Favre Properties, Inc.	Washington

Company Name	Jurisdiction of Formation
NAMCO Securities Corp.	Delaware
Nickel Purchasing Company, Inc.	New York
Norstar Mortgage Corp.	New York
North Properties, Inc.	New Jersey
Pacific Centre Associates LLC	California
Pacoima Investment Fund LLC	Delaware
PCA Asset Holdings LLC	California
Pike Street Holdings, Inc.	Delaware
Plainview Inn, Inc.	New York
Providian Bancorp Services	California
Providian Leasing Corporation	Delaware
Providian Mauritius Investments LTD	Mauritius
Providian Services Corporation	Delaware
Providian Services LLC	Delaware
Providian Technology Services Private Limited	India
Reverse Exchange Corporation	California
Rivergrade Investment Corp.	California
Riverpoint Associates	California
Robena Feedstock LLC	Delaware
Robena LLC	Delaware
Savings of America, Inc.	California
Seafair Securities Holdings Corp.	Delaware
Second and Union LLC	Delaware
Seneca Funding (UK) Limited	United Kingdom
Seneca Funding LLC	Delaware
Seneca Funding Management LLC	Delaware
Seneca Funding Trust	Delaware
Seneca Holdings, Inc.	California
Seneca Newco LLC	Delaware
Seneca Street, Inc.	Washington
Sivage Financial Services LLC	Delaware
Snohomish Asset Holdings LLC	Nevada
SoundBay Leasing LLC	Delaware
Stockton Plaza, Incorporated	Florida
Strand Capital LLC	Delaware
Sutter Bay Associates LLC	California
Sutter Bay Corporation	California
Thackeray Funding Corp.	Delaware
Thackeray Funding Partners	Delaware
Thackeray Holdings Corp.	Washington
University Street, Inc.	Washington
WaMu 1031 Exchange	California
WaMu Asset Acceptance Corp.	Delaware
WaMu Capital Corp.	Washington
WaMu Insurance Services, Inc.	California
WaMu Investments, Inc.	Washington
Washington Mutual Asset Securities Corp.	Delaware
Washington Mutual Bank	Federal
Washington Mutual Bank fsb	Federal
Washington Mutual Brokerage Holdings, Inc.	California
Washington Mutual Capital Trust 2001	Washington
Washington Mutual Community Development, Inc.	California
Washington Mutual Finance Group LLC	Delaware
Washington Mutual Life Insurance Company of California, a Stock Insurer	California
Washington Mutual Mortgage Securities Corp.	Delaware

Company Name	Jurisdiction of Formation
Washington Mutual Preferred Funding LLC	Delaware
Washington Mutual Trade Service Limited	Hong Kong
Washington Mutual-Seattle Art Museum Project Owners Association	Washington
Western Service Co.	Oregon
WM Aircraft Holdings LLC	Delaware
WM Asset Holdings Corp.	Delaware
WM Citation Holdings, LLC	Delaware
WM Enterprises & Holdings, Inc.	Washington
WM Funds Disbursements, Inc.	Nevada
WM Marion Holdings LLC	Delaware
WM Mortgage Reinsurance Company, Inc.	Hawaii
WM Specialty Mortgage LLC	Delaware
WM Winslow Funding LLC	Delaware
WMB St. Helens LLC	Washington
WMBFA Insurance Agency, Inc.	California
WMFS Insurance Services, Inc.	California
WMGW Delaware Holdings LLC	Delaware
WMHFA Delaware Holdings LLC	Delaware
WMI Investment Corp.	Delaware
WMI Rainier LLC	Washington
WMICC Delaware Holdings LLC	Delaware
WMRP Delaware Holdings LLC	Delaware
Yellowstone Venture, Inc.	New York